UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

IDW Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34355	26-4831346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-438-3385

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	IDW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 15, 2021, Karina M. Fedasz resigned as the Chief Financial Officer, Treasurer and Principal Financial Officer of IDW Media Holdings, Inc. (the “Company”), effective immediately.  On September 16, 2021, the Company and Ms. Fedasz entered into a Separation and General Release Agreement (the “Separation and General Release Agreement”), pursuant to which, among other things (1) the Company agreed to pay as severance to Ms. Fedasz the amount of One Hundred Seventy-Eight Thousand and Eighty Dollars ($178,080.00) in thirteen (13) equal semi-monthly installments of Fourteen Thousand Eight Hundred Forty Dollars and Zero Cents ($13,698.46) commencing on approximately September 30, 2021, and (2) Ms. Fedasz entered into a release with respect to the Company and its current and former parent companies, subsidiaries, agents, employees, independent contractors, officers, directors, owners, executives, trustees, representatives, attorneys, insurers, related organizations, affiliated companies, assigns, and successors. The foregoing description of the Separation and General Release Agreement is a summary only and does not purport to be complete and is qualified in their entirety by the full text of the Separation and General Release Agreement, which is filed herewith as Exhibit 10.1.

(c) On September 15, 2021, Brooke Feinstein was named as the Chief Financial Officer, Treasurer and Principal Financial Officer of the Company. Ms. Feinstein will retain her positions of Chief Accounting Officer and Principal Accounting Officer of the Company. Ms. Feinstein, age 32, will report to the Company’s Chief Executive Officer, Ezra Y. Rosensaft.

There is no arrangement or understanding between Ms. Feinstein and any other person, pursuant to which Ms. Feinstein is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Ms. Feinstein and any other person that would require disclosure under Item 401(d) of Regulation S-K. Except as described herein, Ms. Feinstein is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Feinstein has been the Company’s Chief Accounting Officer since July 2020 and immediately prior to that she was its Controller since November 2018.  Before joining the Company, she worked as a Supervisor in the auditing and accounting quality control department at Buchbinder Tunick & Company LLP from 2016 to 2018.  From 2012 to 2015, Mrs. Feinstein worked at Grant Thornton LLP as a Senior Accountant obtaining international experience in both GAAP and IFRS. Mrs. Feinstein has her BBA from Wilfrid Laurier University; she is a Certified Public Accountant (CPA) and also is a Charted Professional Accountant (CPA)/Charted Accountant (CA) in Canada.

With the exception of the IDW Media Holdings, Inc. 2019 Stock Option and Incentive Plan, as amended and restated (the “2019 Plan”), and the below-described options to purchase Class B common stock of the Company (“Class B Common Stock”) previously granted thereunder, there is no material plan, contract or arrangement to which Ms. Feinstein is a party, or in which she participates, nor has there been any material amendment to any plan, contract or arrangement, by virtue of her appointment as Chief Financial Officer and Treasurer.

Ms. Feinstein will be paid an annual salary of $250,000 per year.  Pursuant to the 2019 Plan, Ms. Feinstein was granted (1) on September 10, 2020 of an option to purchase up to 5,000 shares of Class B Common Stock, which has a 10-year term, an exercise price of $3.35 per share and vests as follows:  1,667 on each of September 10, 2021 and September 10, 2022 and 1,666 on September 10, 2023., and (2) on June 9, 2021 of an option to purchase up to 10,000 shares of Class B Common Stock, which has a 10-year term, an exercise price of $4.00 per share and vests as follows:  3,334 on June 20, 2022 and 3,333 on each of June 20, 2023 and June 20, 2024.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.1	Separation and General Release Agreement, dated September 16, 2021, between the Company and Karina M. Fedasz.
104	Cover Pager Interactive Data File, formatted in Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDW MEDIA HOLDINGS, INC.

By:	/s/ Ezra Y. Rosensaft
Name:	Ezra Y. Rosensaft
Title:	Chief Executive Officer

Dated: September 17, 2021

EXHIBIT INDEX

Exhibit No.	Document
10.1	Separation and General Release Agreement, dated September 16, 2021, between the Company and Karina M. Fedasz.
104	Cover Pager Interactive Data File, formatted in Inline XBRL document.

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